UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24, Lawler, Iowa		52154
(Address of principal executive offices)		(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2021 Annual Meeting

On April 21, 2021, Homeland Energy Solutions, LLC (the "Company") held its 2021 annual members meeting to vote on the election of three directors whose terms expire in 2021 and to conduct an advisory vote on executive compensation called "Say-on-Pay". Votes were solicited by proxy.

Proposal One: Election of Directors

    Steven Core, James Erickson and Christine Marchand were elected by a plurality vote of the members to serve terms which will expire in 2024. The voting results for the director election were as follows:

Nominee Directors	For	Withheld/Abstentions
Steven Core	21,367	2,782
James Erickson	15,141	2,129
David Lusson	15,030	441
Christine Marchand	27,682	1,275

Proposal Two: Advisory Approval of Executive Compensation

    We conducted an advisory vote where our members could either endorse or not endorse our system of compensating our executive officers called a "Say-on-Pay" vote. Our members voted to endorse our system of compensating our executive officers. The voting results for the Say-on-Pay vote were as follows:

For	Against	Abstentions
29,817	2,677	2,024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 23, 2021	/s/ Beth Eiler
Beth Eiler
Chief Financial Officer
Interim Chief Executive Officer